UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008

DUSSAULT APPAREL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52452
(Commission File Number)

98-0513727
(IRS Employer Identification No.)

8010 Melrose Avenue, Los Angeles, CA 90046-7010
(Address of principal executive offices and Zip Code)

(866) 841 - 2010
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities;

On October 7, 2008, we closed a private placement consisting of 6,925,000 units of our securities (the “Units”) at a price of US $0.20 per Unit for aggregate proceeds of $1,385,000. Each Unit consists of one common share of the company (the “Share”), one-half of one non-transferable common share purchase warrant (each whole share purchase warrant, a “Series A Warrant”) and one-half of one non-transferable common share purchase warrant (each whole share purchase warrant, a “Series B Warrant”).

Each whole Series A Warrant entitles the holder, on exercise thereof, to purchase one common share of the company (each, a “Series A Warrant Share”) at a price of US$0.30 at any time until the close of business on the day which is 24 months from the date on which the Units are issued.

Each whole Series B Warrant entitles the holder, on exercise thereof, to purchase one common share of the company (each, a “Series B Warrant Share”) at a price of US$0.60 at any time until the close of business on the day which is 24 months from the date on which the Units are issued. The Series B Warrants are only exercisable following the exercise of all the Series A Warrants held by such holder.

We issued 5,225,000 Units to 22 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued 1,700,000 Units to 4 US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By:	/s/ Robert Mintak
Robert Mintak
Chief Operating Officer

Dated: October 7, 2008